Exhibit 99.1

Conference Call Outline

CNLRP Merger with USRP

Tuesday, January 11, 2005

Narrator:	Good afternoon and welcome to today’s conference call, hosted by representatives of CNL Restaurant Properties, Inc. This call is being recorded and you will be able to access the replay for 30 days by dialing (800) 642-1687 and referencing conference i.d. number 3308998.

I have been asked to read the following regarding forward-looking statements:

Certain statements made during this call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are generally characterized by the use of terms such as “believe,” “expect” and “may.” Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results and, in particular, results relating to the proposed mergers involving U.S. Restaurant Properties, Inc., the 18 CNL Income Funds and CNL Restaurant Properties, Inc., could differ materially from those set forth in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the stockholders or limited partners to approve the mergers and other closing risks associated with the mergers.

Information provided on this call is not a solicitation of a proxy from any security holder of U.S. Restaurant Properties, the 18 CNL Income Funds or CNL Restaurant Properties. A prospectus/proxy statement, declared effective by the Securities and Exchange Commission, has been, or is about to be, mailed to investors, along with other relevant documents concerning the planned mergers. We urge investors to carefully read the prospectus/proxy statement and any other relevant documents.

Now I will turn over the call to Steve Shackelford, Chief Operating Officer and Chief Financial Officer of CNL Restaurant Properties.

Steve:	Thank you. Good afternoon everyone and thank you for joining us. As you know, in August of 2004 we announced that we had entered into an agreement to merge CNL Restaurant Properties into US Restaurant Properties, a publicly traded Real Estate Investment Trust that owns franchise properties across the country. In addition to our transaction, USRP entered into a separate transaction purchasing the 18 CNL Income fund limited partnerships. That transaction was independently negotiated by USRP with the general partners, Jim Seneff and Bob Bourne. CNLRP’s transaction with USRP was governed by the Special Committee of the Board of Directors of CNLRP, which includes the three independent Board members.

We have arranged this call to provide an opportunity for you to hear first-hand about the merger transaction and why we think this is the best alternative for your clients.

While the call is being made publicly available, we have oriented it toward those financial advisors and representatives with clients invested in CNL Restaurant Properties.

Let me start by expressing that the Board of Directors of CNLRP unanimously recommends this merger for the Company. With that, it is important to note that you, the financial representatives of CNL Restaurant Properties, will play an important role in the voting process we are undertaking. We are asking each of our investors to consent to the merger. Many of our shareholders will immediately turn to their financial representatives for guidance. This call is to provide you with the basic information you need to help your investors make an informed decision to consent to the CNL Restaurant Properties merger with US Restaurant Properties.

Since the announcement of the merger in August, we have been preparing the proxy statement and were declared effective by the Securities and Exchange Commission on December 30. The Broker Dealers and Reps should have received this information and it is currently being mailed to each investor. As many of you know, it is quite a hefty package – some have said it is larger than the Manhattan phone book!

You may be asking – Why so big? Let me explain…there are two books; the first is the joint proxy statement that describes in detail the merger proposal. The second book, the huge one, is the Financial Supplement. The Supplement contains more than 50 sets of financial statements for 18 limited partnerships, the CNL Income Funds. Typically, proxies don’t include printed financial statements in their proxy because the documents are allowed to be incorporated by reference, which is simply a way of saying they are filed publicly with the SEC so if an investor wanted to see them they could access them on the SEC’s website. These limited partnerships are not permitted to incorporate by reference their public financial statement filings, as the partnerships do not have a public equity float of $75 million. Therefore, these financial statements are required to be printed and included in the mailed filing which is why the investor is receiving this large book.

Also included in the package being sent to the financial representatives is a ballot or proxy card. Please remember, investors will have the option to vote by mail, by telephone or on the Internet. Postage paid envelopes are included for those who opt to vote via regular mail.

Because we have so many shareholders, we have retained D. F. King to assist in the proxy solicitation. D. F. King will be available to receive calls from shareholders, and will also begin placing calls to all the CNL Restaurant Properties shareholders next week. D. F. King will be able to answer questions, direct the investors to information in the proxy statement and help with the voting process.

As I mentioned earlier, the participation of you, our financial advisors, is critical in this consent process, and we appreciate the assistance you will be providing to your investors.

Now let me introduce Curtis McWilliams. Curtis is the President and Chief Executive Officer of CNL Restaurant Properties and has been with the company since 1997. Curtis will also be the President and CEO of the combined company subsequent to the merger

Curtis:	Thanks Steve. And to our financial advisors and investors, I’d like to say that I’m pleased to be able to share some of the reasons that we feel so strongly that this merger is the right decision for the CNLRP shareholders. I’d like to first provide you with an overview of the merger itself and then briefly cover five points I believe will be useful when your investor client calls you. Before I do that, I want you to know that the Board of Directors of the post-merger company will be made up of a majority of directors from CNL Restaurant Properties. In addition, I will be the President and CEO of the Company and Steve will be the Chief Operating and Chief Financial Officer. Steve and I have worked together in these capacities since I arrived at the Company in April 1997 giving us almost eight years working together.

Let me briefly review the consideration that the CNLRP shareholder will be receiving that is outlined in the Merger Agreement the Company entered into on August 9th :

• .7742 common shares of USRP plus

•      0.16 shares of newly issued USRP Series C Convertible Preferred Stock. The Series C securities will be NYSE listed and have a 7.5% dividend rate with a liquidation preference of $25.00 and a conversion price of $19.50 per share.

There is a table on page 14 that provides on a per share basis what the aggregate value of merger consideration per share would be based on the closing price of a USRP share on August 6, 2004 and on December 22, 2004. The amount is calculated assuming a $25 dollar value for the Series C preferred stock which will be listed at the time of the completion of the merger. The number of common shares to be received by the CNLRP shareholders was established when the merger agreements were signed, so the investors benefit from any increase in price from the time of the announcement. The CNLRP shareholder will change from a quarterly distribution currently to a monthly distribution post-merger on their common stock. The Series C Preferred Stock will pay a quarterly distribution.

To be included in the merger, the shareholders of USRP and CNLRP must approve the merger. For CNLRP, that means an affirmative vote from more than 50% of the outstanding shares.

A closing condition for US Restaurant Properties includes a provision that requires a minimum number of Income Fund limited partnerships approve the transaction for it to go forward. At least 75% of the Funds must be a part of the merger, or U.S. Restaurant Properties has the right not to proceed with the merger of any of the Funds or its transaction with CNL Restaurant Properties. This is 75% of the funds based on their merger consideration value.

Outside of shareholder approvals there are no other contingencies to the deal, unless there is a material adverse change to the condition of one of the parties to the merger prior to the closing.

U.S. Restaurant Properties and CNL Restaurant Properties have scheduled shareholder meetings for February 24th.

I would like to now highlight five compelling reasons for the CNLRP shareholder to consent to this transaction which I hope will equip you as you encounter queries regarding the transaction.

The first point is Liquidity.

As many of you know, CNL Restaurant Properties is required to provide liquidity to the shareholders by December 31, 2005. The proposed merger is part of doing what we said we were going to do when we first offered CNL Restaurant Properties stock to investors. And, we are giving the CNLRP investor enhanced liquidity by bringing together CNLRP with a publicly-traded REIT, US Restaurant Properties that will continue to trade on the NYSE.

In addition to providing the shareholder liquidity, the second point is Accretion.

Simply said, CNLRP profits and Funds from Operations, or FFO, are better together in this combined company then it would be stand-alone. There are a number of reasons contributing to the transaction being accretive after one-time merger costs, including:

a) Platform – what I mean by platform is that you now will have a REIT with the broadest array of products to serve the restaurant industry

b)      Scale – the REIT will be large, with over $2.5 billion in assets, where today we have $1.3 billion —why is scale important—because size is where you get operating synergies—we are adding to CNLRP all of the Income Fund properties and USRP properties, which total about 1,200 properties, yet we don’t need to add many new associates at CNLRP. With what we have done on the technology front, we have scaleable infrastructure and we expect to have more than $6.0 million in savings from operating synergies resulting from twenty public companies becoming one public company.

c)      Flexibility—both on the operating and financial front. Most of you know that for the last five years CNLRP hasn’t had any access to equity. We haven’t had any new patient equity injected into the company since the end of 1999. It is tough to grow without being able to periodically raise some new equity. After this transaction, the Company will have an equity market cap that approaches $1.0 billion—today US Restaurant Properties has an equity market cap under $400 million. Only two sell-side analysts follow US Restaurant Properties today. As a larger company, we will garner attention of sell-side analysts and institutions, it will have enhanced liquidity from a larger public float and should have improved access to the capital markets.

So a broader platform, larger size or scale and flexibility, both on the operating and financial front contribute to this being an accretive transaction.

The third point, in addition to liquidity for the shareholder and the transaction being accretive is Diversification.

This is a risk management point. In the new Company, I mentioned that being bigger provides certain advantages, but it also provides some downside protection. After the transaction—we will have investments in 49 states strengthening our geographic diversification—by adding 1,200 new fee properties. Moreover, with respect to most concepts and tenants, we are further diversified. All of this helps to protect the downside—if there is a problem with a tenant or chain—the problem shouldn’t be as significant to the combined company as it would be in CNLRP as a stand-alone company.

In addition to offering the shareholder liquidity, entering in a merger that is accretive and further diversifying the portfolio, the fourth point of importance is the Fairness of the Consideration received.

The deal is fair. While certainly you always believe your Company is more valuable, I want to point out that we believe the price our CNLRP shareholders are receiving is fair. We have disclosed to you over the last four years some of the tumult experienced in the restaurant franchise finance marketplace that contributed to constraints on access to certain institutional debt markets and mixed market conditions. While our company has certainly strengthened it nevertheless has been impacted by a number of factors and we have not experienced the share price appreciation we originally envisioned.

As part of this transaction Bank of America served as advisor to the special committee of CNL Restaurant Properties. The Special Committee was comprised of the three independent directors of CNL Restaurant Properties. Bank of America provided an opinion that the consideration the CNLRP investor is getting is fair from a financial point of view. We also received a second fairness opinion from investment banking firm, Legg Mason—who also stated that the consideration the CNLRP investor was getting was fair from a financial point of view.

Finally, the fifth point is Opportunity.

I touched on this when I spoke about the accretive nature of the transaction. The Board and management of CNLRP believe there is real opportunity in this transaction. By combining the company with a NYSE listed company, we will have access to capital to grow and position the Company to take advantage of the tremendous opportunities in the restaurant industry. The restaurant industry is the largest sector of the private U.S. economy with over $.50 cents of every dollar spent on food in the United States being spent in restaurants.

USRP currently has a limited public equity float and its size precludes it from significant interest or attention of institutional investors and analysts. The combined company should have a public equity float that will be large enough to attract attention and coverage by the analyst community, which we believe, will provide opportunities to tell our story.

In addition, US Restaurant Properties currently trades at the highest dividend yield as compared to other triple net lease REITs, calculated simply by taking the dividend per share and dividing it by the share price. —If we can operate this larger company in the way we believe is possible and bring the yield more in line with the comparable REITs—that translates into a higher share price. For example, USRP currently trades at a 7.8% yield. If we could improve that to 7.0%, which is still above the comparable REITS in this space—that translates into significant share price appreciation.

Let me conclude by noting that you or your clients may want to know where to turn for more information. First, let me suggest that you turn to the proxy statement. Although it’s lengthy, it has a great deal of information about the transaction and the companies involved, including what the new company will look like going forward.

If you, our financial advisors, have questions, please call CNL Investment Company toll free at (866) 650-0650.

If our shareholders have questions, we encourage you to have them contact D. F. King. While we’d like to be able to handle their inquiries directly, we don’t have the capacity to field the volume of calls we expect. We are, and will be, communicating closely with D. F. King. They have done a great job of bringing their people up to speed on CNL and this merger. D. F. King can be reached toll free at 1-800-848-2316.

I’d like to reiterate the importance of the financial advisors to the voting process. Thank you for taking the time to become familiar with this transaction. We hope you now have a better understanding of the proposed transaction and why the Board of Directors strongly recommends the merger to the CNLRP shareholder.

As I mentioned, we’d like to close the merger transaction by the end of February. We encourage each shareholder to consent promptly.

Before we close the call, I’d like to make you aware of a recent development. CNL Income Funds and CNL Restaurant Properties have been targeted by a class action lawsuit filed in Dallas related to the proposed merger with U.S. Restaurant Properties. In today’s litigious climate, virtually every transaction of this magnitude is the target of a class action lawsuit. Please know that the accusations made by the suit are unfounded, without merit, and the case will be vigorously defended.

The five plaintiff law firms that have jointly filed this suit are five of the most litigious in the U.S. I am advised that over the past five years these firms have filed in excess of 550 lawsuits against companies such as Capital One Financial Corp., H&R Block, JP Morgan Chase, Oracle Corp., Sears, Roebuck & Co., and Walt Disney Company. In fact, in 1999, two of those plaintiff law firms filed a lawsuit against the CNL Income Funds and CNL Restaurant Properties and the lawsuit was dismissed.

Finally, at the end of the day, it will be the investors who will have the opportunity to vote on the merger, not the plaintiff lawyers.

Thank you for your time today.

Narrator:	This call was recorded and you will be able to access the replay for 30 days by dialing (800) 642-1687 and referencing conference i.d. number 3308998.